UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2021

APARTMENT INCOME REIT, L.P.

(Exact name of registrant as specified in its charter)

Delaware (Apartment Income REIT, L.P.)	0-24497	84-1275621
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1700, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

AIMCO PROPERTIES, L.P.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 5.03.Amendments to Charter or Bylaws; Change in Fiscal Year.

On July 7, 2021, Aimco Properties, L.P. (“AIR OP”), which is the operating partnership of Apartment Income REIT Corp., changed its name to “Apartment Income REIT, L.P.”.

In addition, AIMCO-GP, Inc., (“AIMCO-GP”), which is AIR OP’s general partner changed its name to “AIR-GP, Inc.”.

In connection with the foregoing, the Sixth Amended and Restated Limited Partnership Agreement of Aimco Properties, L.P. (the “Sixth A&R LPA”) was amended and restated to replace all references to “Aimco Properties, L.P.” with references to “Apartment Income REIT, L.P.” and replace all references to “AIMCO-GP, Inc.” with references to “AIR-GP, Inc.” (the “Seventh A&R LPA”). Pursuant to the agreement, AIR-GP, Inc. has the authority to change the name of the partnership without the consent of the limited partners and approve the Seventh A&R LPA. A copy of the Seventh A&R LPA, effective on July 7, 2021 is attached hereto as exhibit 10.1 to the Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

       (d) Exhibits

Exhibit No.	Description
10.1	Seventh Amended and Restated Limited Partnership Agreement of Apartment Income REIT, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2021

APARTMENT INCOME REIT, L.P.
By AIR-GP, Inc., its general partner

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer